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                                                                   EXHIBIT 99(a)

P
R
O
X
Y

                          [LOGO] UJB FINANCIAL CORP.
              Proxy Solicited on Behalf of the Board of Directors
        of UJB Financial Corp. for the Special Meeting January 12, 1996


The undersigned hereby constitutes and appoints T. J. Dermot Dunphy, Elinor J. Ferdon and Henry S. Patterson II, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of UJB FINANCIAL CORP. to be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey on Friday, January 12, 1996, and at any adjournments thereof, on all matters coming before said meeting.

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. However, the Proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE SIDE
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[X]  Please mark your
     votes as in this
     example.

     This proxy when properly executed and timely returned will be voted in the manner directed herein. If properly executed and timely returned but no direction is made, this proxy will be voted FOR proposal 1.

The Board of Directors recommends a vote FOR proposal 1.

1. APPROVAL OF THE MERGER AGREEMENT              FOR      AGAINST    ABSTAIN
   BETWEEN UJB FINANCIAL CORP. AND THE           [_]        [_]        [_]
   SUMMIT BANCORPORATION AND THE TRANSACTIONS contemplated thereby, including (i) the
   Merger, and (ii) the amendment to the
   Restated Certificate of Incorporation
   of UJB Financial Corp. changing the
   name of UJB Financial Corp. to "Summit
   Bancorp."

[_] Please mark this box if you plan to attend the Special Meeting.

    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.


SIGNATURE(S) ______________________________ DATE _____________

SIGNATURE(S) ______________________________ DATE _____________

NOTE: This proxy must be signed exactly as your name appears hereon. Joint owners should each sign. Please date. Executors, administrators, trustees, guardians or attorneys should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.